UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 28, 2017

ONEBEACON INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	1-33128	98-0503315
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

605 North Highway 169
Plymouth, Minnesota 55441
(Address of Principal Executive Offices) (Zip Code)

(952) 852-2431
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

ITEM 5.02(e)

Named Executive Officer Compensation

On February 28, 2017, the Compensation Committee (Committee) of the Board of Directors of the Company approved various elements of compensation for the Company’s named executive officers, T. Michael Miller, President and Chief Executive Officer; Paul H. McDonough, Executive Vice President and Chief Financial Officer; Paul J. Brehm, Executive Vice President; Dennis A. Crosby, Executive Vice President; and Maureen A. Phillips, Senior Vice President and General Counsel. The Committee approved the following in respect of the year ended December 31, 2016: (1) payment of annual bonuses pursuant to the Company’s 2016 Management Incentive Plan (2016 MIP) and supplemental cash payments; (2) a performance factor resulting in no payments for awards granted under the 2014-2016 performance cycle of the Company’s Long Term Incentive Plan (2007) (LTIP); and (3) payments for awards granted under the 2015-2016 performance cycle of the LTIP. With respect to compensation for the named executive officers for 2017, the Committee: (1) granted 2017 special restricted share awards under the LTIP; (2) granted restricted stock awards for the 2017-2019 performance cycle of the LTIP; and (3) set annual salary and bonus targets. The Committee also approved conditional performance unit awards for the 2017-2019 performance cycle under the new OneBeacon 2017 Long Term Incentive Plan (2017 LTIP), which will be presented for approval by shareholders at the Company’s annual general meeting in May 2017. Assuming shareholder approval of the 2017 LTIP, these 2017-2019 performance unit awards will be granted to the named executive officers following the annual general meeting.

The Committee’s actions are described in more detail below. For a description of the Company’s compensation plans with respect to its named executive officers, please refer to the Company’s Proxy Statement dated April 12, 2016 as filed with the Securities and Exchange Commission (the 2016 Proxy Statement) as well as this Form 8-K and the exhibits attached hereto.

Annual Base Salary

2017 annual base salary for each named executive officer is as follows: Mr. Miller—$750,000; Mr. McDonough—$500,000; Mr. Brehm—$500,000; Mr. Crosby—$600,000; and Ms. Phillips—$375,000.

Annual Bonus Program

The Committee approved annual bonuses to be paid to the Company’s named executive officers under the Company’s management incentive program, or MIP. The 2016 MIP is described in more detail in the 2016 Proxy Statement. The 2016 annual bonuses approved for named executive officers are as follows: Mr. Miller—$375,000; Mr. McDonough—$253,100; Mr. Brehm—$253,100; Mr. Crosby—$281,300; and Ms. Phillips—$210,900.

Mr. Miller’s 2017 MIP target is 100% of annual base salary. The 2017 MIP target for Messrs. McDonough, Brehm and Crosby, and Ms. Phillips is 75% of annual base salary. The 2017 MIP is similar to the 2016 MIP described in the 2016 Proxy Statement.

Supplemental Payment

In recognition of the fact that the 2014-2016 performance shares did not produce a payment given the soft market and low investment returns over the past few years, and in recognition of the continued success of the organization, the Committee authorized supplemental cash payments to the named executive officers as follows: Mr. Miller—$800,000; Mr. McDonough—$200,000; Mr. Brehm—$150,000; Mr. Crosby—$200,000; and Ms. Phillips—$120,000.

Long-Term Incentive Award Payouts and New Grants

2014-2016 Performance Cycle Award Payouts. The Committee approved performance at 0% of target for the 2014-2016 performance share awards, resulting in no cash payments to the named executive officers.

The Committee also approved performance at 30.8% of target for the 2015-2016 performance unit awards resulting in the following payments to the named executive officers: Mr. Miller—$693,000; Mr. McDonough—$115,500; Mr. Brehm—$161,700; Mr. Crosby—$215,600; and Ms. Phillips—$118,580.

2017 Special Restricted Share Award. The Committee granted a special award of restricted shares to OneBeacon’s senior executives in order to recognize their continued effort and commitment and to provide an increased ownership stake in the Company, in alignment with the Company’s shareholders.  These special restricted shares, which 50% vest on February 24, 2018 and 50% on February 24, 2019, were granted to the named executive officers as follows: Mr. Miller—48,400; Mr. McDonough—12,100 restricted shares; Mr. Brehm—9,070 restricted shares; Mr. Crosby—12,100 restricted shares; and Ms. Phillips—7,260 restricted shares.

2017-2019 Restricted Share Grants. The Committee granted restricted shares, which vest on January 1, 2020, for the 2017-2019 performance cycle of LTIP as follows: Mr. Miller—47,800; Mr. McDonough—8,200 restricted shares; Mr. Brehm—8,200 restricted shares; Mr. Crosby—23,200 restricted shares; and Ms. Phillips—6,850 restricted shares.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1    Form of OneBeacon Insurance Group, Ltd. 2017 Special Restricted Share Award Agreement

Exhibit 10.2    Form of OneBeacon Insurance Group, Ltd. 2017-2019 Restricted Share Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEBEACON INSURANCE GROUP, LTD.

	By:	/s/ Sarah A. Kolar
Secretary & Deputy General Counsel

Date: March 6, 2017